SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)              July 8, 2002


                                 OSTEOTECH, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                     0-19278                 13-3357370
(State or other jurisdiction  (Commission file Number)  (IRS Identification No.)
     of incorporation)


        51 James Way, Eatontown, New Jersey                       07724
      (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code            (732) 542-2800



--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5. Other Events

      Osteotech, Inc. announced today that its French subsidiary, OST Developpement, SA (OST), has entered into marketing services and logistics support agreements with DePuy International, Ltd. (DePuy) for Osteotech's Grafton(R) Demineralized Bone Matrix (DBM) grafts. These agreements, which extend through December 31, 2003 and are automatically renewable every two years unless terminated by either party, establish DePuy as the exclusive sales agent for Grafton(R) DBM grafts in the United Kingdom, Germany and Switzerland, and also provide logistical support in those countries for customer service, inventory management and distribution. The agreements replace OST's prior local distributor arrangements in Switzerland and Germany and also provide for the introduction of Grafton(R) DBM into the UK market. DePuy is a leading global marketer of medical devices for the orthopaedic and neurosurgical markets.

      Certain statements made throughout this filing that are not historical facts contain forward-looking statements (as such are defined in the Private Securities Litigation Reform Act of 1995) regarding the Osteotech's future plans, objectives and expected performance. Any such forward-looking statements are based on assumptions that Osteotech believes are reasonable, but are subject to a wide range of risks and uncertainties and, therefore, there can be no assurance that actual results may not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, differences in anticipated and actual product and service introduction dates, the ultimate success of those products in the market place, the continued acceptance and growth of current products and services, the impact of competitive products and services, the availability of sufficient quantities of suitable donated tissue and the success of cost control and margin improvement efforts which factors are detailed from time to time in Osteotech's periodic reports (including the Annual Report on Form 10-K for the year ended December 31, 2001 and the Quarterly Report on Form 10-Q for the quarter ending March 31, 2002) filed with the Securities and Exchange Commission.


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


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: July 9, 2002

                                                OSTEOTECH, INC.
                                       -----------------------------------------
                                                 (Registrant)


                                       By:    /s/ Richard W. Bauer
                                           -------------------------------------
                                           RICHARD W. BAUER
                                           President and Chief Executive Officer